Exhibit 10.1

October 21, 2015

Ms. Luisa Ingargiola

MagneGas Corporation

150 Rainville Road

Tarpon Springs, FL 34689

Re:	Memorandum of Understanding between MagneGas Corporation and Green Gas Supply, LLC.

Dear Luisa:

This letter will confirm that we have agreed to extend the date of expiration of the referenced Memorandum of Understanding to November 18, 2015.

Please sign and date in the space indicated below to acknowledge our agreement to extend.

Very truly yours,

GREEN GAS SUPPLY, LLC.

By: /s/ Clinton Rafe Dean

       Clinton Rafe Dean

       Manager

ACKNOWLEDGED:

MAGNEGAS CORPORATION

By:	/s/ Luisa Ingargiola	Date:	10/21/2015
Luisa Ingargiola
Chief Financial Officer